UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 29, 2017

Emmaus Life Sciences, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-53072	41-2254389
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

21250 Hawthorne Boulevard, Suite 800, Torrance, CA 90503
(Address, including zip code, off principal executive offices)

Registrant’s telephone number, including area code 310-214-0065

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definition of  “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry Into a Material Definitive Agreement.

On December 29, 2017, Emmaus Life Sciences, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with GPB Debt Holdings II, LLC (“GPB”), pursuant to which the Company issued to GPB a $13,000,000 principal amount senior secured convertible promissory note (the “Initial Note”) for an aggregate purchase price of  $12,480,000. The Initial Note was issued with a 4.0% original  issue discount. Capitalized terms not defined herein have the definitions given to them in the Purchase Agreement.

The Initial Note, which matures on December 29, 2020 (the “Maturity Date”), initially provides for monthly payments of interest, which accrues at the rate of 12.5% per annum. In addition, the Initial Note also provides for an annual payment of paid in kind interest at the rate of 1.0% per annum. Beginning on the 30th month after the issuance of the Initial Note, the Company is required to make monthly principal payments in an amount equal to 5% of the original principal amount.

The Initial Note (including accrued and unpaid interest) may be prepaid, in whole or in part, at any time prior to the Maturity Date, upon twenty (20) days’ prior written notice; provided, however, that during such notice period, GPB may exercise its conversion rights described below in whole or in part.  Upon a prepayment, in whole or in part, the Company shall pay GPB an additional success fee equal to (a) 2% of any such payment if such payment is paid prior to the 24th-month anniversary of the Original Issue Date or (b) 3% of any such payment if such amount is paid on or after the 24th-month anniversary of the Original Issue Date,  inclusive of the Maturity Date.

The Initial Note is convertible at any time, in whole or in part, at GPB’s option, into shares of the Company’s Common Stock (“Company Shares”) at a conversion price of $10.31 per Company Share, with customary adjustments for stock splits, stock dividends and other recapitalization events and anti-dilution provisions set forth in the Note. If the Company effects a public listing of Common Stock for trading on any market, whether through a direct listing application or merger transaction, at price per share of Common Stock which is below the conversion price, the conversion price shall be subject to a one-time adjustment to a 10% premium to such public listing price. The Initial Note (a) provides for customary affirmative and negative covenants, including restrictions on the Company incurring subsequent debt, and (b) contains customary event of default provisions with a default interest rate of the lesser of 17.5% for the cash interest or the maximum rate permitted by law. Upon the occurrence of an event of default, GPB may require the Company to redeem the Initial Note at 120% of the then outstanding principal balance plus any accrued and unpaid interest thereon. Subject to certain limited exceptions, the Initial Note is secured by a lien on all of the assets of the Company and its subsidiaries, including the intellectual property of the Company and its subsidiaries, pursuant to a security agreement entered into among the Company and its subsidiaries and GPB (the “Security Agreement”) and an intellectual property security agreement entered into among the Company and its subsidiaries and GPB (“IP Security Agreement”). Subsidiaries of the Company also entered into a guaranty agreement (the “Guaranty Agreement”) pursuant to which the subsidiaries have guaranteed all obligations of the Company to GPB.

Pursuant to the Purchase Agreement, in connection with the Initial Note, the Company issued to GPB a warrant (the “Initial Warrant”) that allows GPB to purchase Company Shares with a value of approximately 20% of the face amount of the Initial Note at an exercise price of $10.80 per Company Share, with customary adjustments for stock splits, stock dividends and other recapitalization events and anti-dilution provisions set forth in the Initial Warrant. If the Company effects a public listing of Common Stock for trading on any securities market or exchange, whether through a direct listing application or merger transaction, at a price per share less than the exercise price, the exercise price will be adjusted on a one time basis to a 10% premium to the dilutive issuance price and the number of shares issuable under the Initial Warrant will be increased on a full ratchet basis. The Initial Warrant is exercisable six months after issuance and has a term of five years after the initial exercise date.

The Purchase Agreement provides for the issuance of up to three additional notes by the Company: (i) the Escrow Note, with a principal amount of $7,000,000 with a purchase price of $6,720,000 (4% original issue discount), (ii) the Second Note, with a principal amount of $5,000,000 with a purchase price of $4,800,000 (4% original issue discount) and the Third Note, with a principal amount of $5,000,000 with a purchase price of $4,800,000 (4% original issue discount) (collectively with the Initial Note, the “Notes”). These additional Notes are issuable upon the satisfaction of certain conditions by the Company related to perfection of GPB’s security interest in foreign subsidiary assets and meeting revenue goals. The interest rate, payment terms, conversion rights, events of default and other terms and conditions of the Escrow Note, Second Note and Third Note will be substantially the same as those of the Initial Note. Pursuant to the Purchase Agreement, upon issuance of each additional Note after the Initial Note, the Company is required to issue additional warrants with terms substantially similar to the terms of the Initial Warrant (collectively with the Initial Warrant, the “Warrants”).

GPB also has a right of participation for any Company offering, financing or  debt issuance for 36 months after December 29, 2017. The Company is required to maintain a 6 month interest reserve.  In addition, subject to limited exceptions, GPB will not have the right to convert any portion of the Notes or exercise the Warrants if GPB, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to its conversion (the “Beneficial Ownership Limitation”). The Beneficial Ownership Limitation may be adjusted upon not less than 61 days’ prior notice to the Company, provided that such Beneficial Ownership Limitation in no event shall exceed 9.99%.

In connection with the Purchase Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Company has agreed to file a registration statement with the Securities and Exchange Commission (the “Commission”) relating to the offer and sale by GPB of the Company Shares underlying the Notes and Warrants. The Company is required to file a registration statement within one hundred eighty (180) days of  closing of a public listing of the Company’s Common Stock for trading on any national securities exchange (excluding any over-the-counter market), whether through a direct listing application or merger transaction. The Company is required to have the registration statement become effective on the earlier of (A) the date that is two-hundred and forty (240) days following the later to occur of (i) the date of closing of the public listing or (ii) or in the event the registration statement receives a “full review” by the Commission, the date that is 300 days following the date of closing of the public listing, or (B) the date which is within three (3) business days after the date on which the Commission informs the Company (i) that the Commission will not review the registration statement or (ii) that the Company may request the acceleration of the effectiveness of the registration statement. If the Company does not effect such registration within that period of time, it will be required to pay GPB certain late payments specified in the Registration Rights Agreement.

The Company used a placement agent in connection with the transaction with GPB. For its services, the placement agent received a cash placement fee equal to 2% of the aggregate gross proceeds from the transaction and reimbursement of certain out-of-pocket expenses. The proceeds from the issuance and sale of our securities to GPB were used for payment of expenses related to the transaction with GPB and for general working capital and other corporate purposes.

The securities we issued pursuant to the Purchase Agreement were issued pursuant to the exemption from registration afforded by Section 4(2)(a) under the Securities Act and Regulation D thereunder. The above-summary of the terms of the transaction with GPB are qualified in its entirety by reference to the Purchase Agreement, the Initial Note, the Initial Warrant, the Security Agreement, the IP Security Agreement, the Guaranty and the Registration Rights Agreement, copies of which are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4 10.5, 10.6 and 10.7, respectively, and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the transaction described in Item 1.01 of this Current Report, which is incorporated into this Item 2.03, the Company has entered into the Purchase Agreement, dated as of December 29, 2017, pursuant to which it agreed to issue the Notes and Warrants to GPB.

Item 3.02 Unregistered Sales of Equity Securities.

The Company issues the Notes and Warrants and the shares of Company Common Stock issuable upon exercise thereof to GPB  in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. The information disclosed in Items 1.01 and 2.03 is incorporated into this Item 3.02 in its entirety.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement
10.2	12.5% Senior Secured Convertible Note
10.3	Common Stock Purchase Warrant
10.4	Security Agreement
10.5	Intellectual Property Security Agreement
10.6	Guaranty
10.7	Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emmaus Life Sciences, Inc.

Date: January 5, 2018

	By:	/s/ WILLIS C. LEE
	Name:	Willis C. Lee
	Title:	Chief Operating Officer